EXHIBIT 4.1

MERITAGE HOMES CORPORATION

AND

REGIONS BANK

AS TRUSTEE

GUARANTEED TO THE EXTENT SET FORTH THEREIN

BY THE GUARANTORS NAMED HEREIN.

INDENTURE

DATED AS OF [ ]

CROSS REFERENCE SHEET*

Provisions of the Trust Indenture Act of 1939 and the Indenture (the “Indenture”), dated as of [ ], by and among Meritage Homes Corporation, a Maryland corporation, the guarantors listed on Schedule 1 to the Indenture, and Regions Bank, as Trustee:

TIA Section	Indenture Section
310(a)(1)	7.10
310(a)(2)	7.10
310(a)(3)	Not applicable
310(a)(4)	Not applicable
310(a)(5)	Not applicable
310(b)	7.03; 7.08; 7.10
310(b)(1)	7.10
311(a)	7.03; 7.11
311(b)	7.03; 7.11
312(a)	2.05
312(b)	11.03
312(c)	11.03
313(a)	7.06
313(b)(1)	11.01
313(b)(2)	7.06
313(c)	7.06; 11.02
313(d)	7.06
314(a)	4.03; 4.04; 11.02
314(b)	11.01
314(c)(1)	11.04(a)
314(c)(2)	11.04(b)
314(c)(3)	Not applicable
314(d)	11.01
314(e)	11.05
314(f)	Not applicable
315(a)	7.01(b)
315(b)	7.05; 11.02
315(c)	7.01(a)
315(d)	7.01(c)
315(e)	6.12
316(a)(1)(A)	6.05
316(a)(1)(B)	6.04
316(a)(2)	Not applicable
316(a) (last sentence)	2.16
316(b)	6.08
316(c)	2.12(b)
317(a)(1)	6.09
317(a)(2)	6.10
317(b)	2.04; 7.12
318(a)	11.01

*	This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

INDENTURE dated as of [ ] by and among Meritage Homes Corporation, a Maryland corporation, (the “Issuer”), the entities listed on Schedule 1 hereto and Regions Bank, an Alabama state bank, as Trustee (the “Trustee”).

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of each series of the Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Certain Definitions.

“Affiliate” of any person means any other person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent person. For purposes of this definition, “control” of a person shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, authenticating agent or co-Registrar.

“asset” means any asset or property.

“Board of Directors” means, with respect to any Person, the board of directors of such Person (or, if such Person is a limited liability company, the board of managers of such Person) or similar governing body or any authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification (and delivered to the Trustee, if appropriate).

“Business Day” means any day other than a Legal Holiday.

“Closing Date” means the date on which the Securities of a particular series were originally issued under this Indenture.

“Commission” means the Securities and Exchange Commission.

“Corporate Trust Office” shall mean a corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which shall initially be Regions Bank, 10245 Centurion Parkway, 2nd Floor, Jacksonville, FL 32256.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such series by the Issuer, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the applicable measurement date.

“Global Security” shall mean a Security issued to evidence all or a part of any series of Securities that is executed by the Issuer and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and pursuant to Section 2.01, which shall be registered as to principal and interest in the name of such Depositary or its nominee.

“Guarantor” means from and after the date that any series of Securities is guaranteed in accordance with Article 10 of this Indenture (the “Guarantee Date”) (a) the entities listed on Schedule 1 hereto, except as provided below and (b) each entity that subsequently becomes a guarantor at such time as any series of Securities is so guaranteed or otherwise in accordance with this Indenture. In the event that any such entity or Guarantor sells or disposes of all or substantially all of its assets, or in the event that the Issuer or any Subsidiary of the Issuer sells or disposes of all of the equity interests in an entity or Guarantor, by way of merger, consolidation or otherwise, in each case in accordance with the terms and conditions hereof, then such entity or Guarantor will be released and relieved of any obligations under this Indenture or its guarantee.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the register of Securities kept by the Registrar.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Issuer” means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Issuer Order” means a written order signed in the name of the Issuer by two Officers, one of whom must be the Issuer’s principal executive officer, principal financial officer, treasurer, principal accounting officer or vice president and delivered to the Trustee.

“maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means, with respect to any Person, a chairman of the board, a chief executive officer, a president, the chief financial officer, any vice-president (whether or not designated by a number or numbers or word or words added before or after the title “vice president”), the treasurer, the controller, the secretary, any assistant treasurer or any assistant secretary of such Person.

“Officers’ Certificate” means a certificate signed by two or more Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Issuer that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal amount due on the stated maturity of the Security plus the premium, if any, on the Security.

“Securities” means the Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“stated maturity” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act, as amended.

“Trust Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such above until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series, which shall be appointed pursuant to supplemental indenture. If Trustees with respect to different series of Securities are trustees under this Indenture, nothing herein shall constitute the Trustees co-trustees of the same trust, and each Trustee shall be the trustee of a trust separate and apart from any trust administered by any other Trustee with respect to a different series of Securities.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that is not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt or (iii) money market funds that invest solely in securities described in clauses (i) and (ii).

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Act”	2.17
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	11.07
“Paying Agent”	2.03
“Place of Payment”	2.01
“redemption price”	3.03
“Registrar”	2.03

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“default” means Event of Default.

“indenture securities” means the Securities.

“indenture securityholder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Issuer and any Guarantor and any successor obligor on the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) provisions apply to successive events and transactions; and

(vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Unlimited in Amount, Issuable in Series, Form and Dating.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

There shall be established in or pursuant to a Board Resolution or an Officers’ Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto authorized by a Board Resolution, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series, whether the Securities rank as senior Securities, senior subordinated Securities or subordinated Securities, or any combination thereof;

(b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the series will be issued;

(c) the aggregate principal amount of the Securities of such series and any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Article 2);

(d) the date or dates on which the principal on the Securities will be payable and the amount of principal that will be payable;

(e) the rate or rates (which may be fixed or variable) at which the Securities of the series will bear interest, if any, as well as the dates from which interest will accrue, the dates on which the interest will be payable and the record date for the interest payable on any payment date;

(f) the form and terms of any guarantee of the Securities, including the terms of subordination, if any, of the series;

(g) any depositories, interest rate calculation agents or other agents with respect to Securities of such series if other than those appointed herein;

(h) the right, if any, of Holders of the Securities to convert them into common stock or other securities of the Issuer, including any provisions to prevent dilution of such conversion rights;

(i) the place or places where the principal, premium, if any, and interest, if any, on the Securities of the series will be payable and where the Securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any Global Securities;

(j) the provisions, if any, regarding the Issuer’s right to redeem, repay or purchase Securities of the series, in whole or in part, or the right of the Holders to require the Issuer to redeem, repay or purchase Securities of the series, in whole or in part;

(k) the provisions, if any, requiring or permitting the Issuer to make payments in a sinking fund or analogous provision to be used to redeem the Securities of the series or a purchase fund or analogous provision to purchase the Securities of the series;

(l) if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(m) the percentage of the principal amount at which the Securities of the series will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Securities of the series which is payable if maturity of such Securities is accelerated because of a Default;

(n) the currency or currencies in which principal, premium, if any, and interest, if any, of the Securities of the series will be payable;

(o) if payments of principal of, premium or interest on the Securities of the series will be made in one or more currencies other than that or those in which the Securities of the series are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(p) the manner in which the amounts of payment of principal of, or premium or interest on the Securities of the series will be determined, if these amounts may be determined by reference to an index based on a currency or currency other than that in which the Securities of the series are denominated or designated to be payable;

(q) the provisions, if any, relating to any security provided for the Securities of the series;

(r) any addition to or change in the Events of Default with respect to the Securities of a particular series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 hereof;

(s) any addition to, change in or deletion from, the covenants set forth in Articles 4 or 5 that applies to Securities of the series;

(t) the Trustee, Registrar or Paying Agent for the series of Securities, if different than Regions Bank;

(u) if applicable, that the Securities of the series, in whole or in specific part, shall be defeasible pursuant to Sections 8.03 and 8.04 and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(v) any other terms of the series (which terms may modify, supplement or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the TIA; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

All Securities of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers’ Certificate or in any such indenture supplemental hereto.

The principal of and any interest on the Securities shall be payable at the office or agency of the Issuer designated in the form of Security for the series (each such place herein called the “Place of Payment”); provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities referred to in Section 2.03 hereof.

Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or Officers’ Certificate, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution or Officers’ Certificate, the Issuer shall deliver to the Trustee the Board Resolution or Officers’ Certificate by or pursuant to which such form of Security has been approved, which Board Resolution or Officers’ Certificate shall have attached thereto a true and correct copy of the form of Security that has been approved by or pursuant thereto. The Issuer shall also deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel complying with Section 11.04.

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02 Execution and Authentication.

One or more Officers shall sign the Securities for the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue upon receipt of an Issuer Order. The Trustee shall have the right to decline to authenticate and deliver any Securities of such series: (a) if the Trustee, being advised by counsel, reasonably determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice- presidents or a committee of Trust Officers shall reasonably determine that such action would expose the Trustee to personal liability to Holders of any then outstanding series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

SECTION 2.03 Registrar and Paying Agent.

The Issuer shall maintain an office or agency (which, unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto, shall be located in the United States) where Securities of a particular series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of that series may be presented for payment (a “Paying Agent”). The Registrar for a particular series of Securities shall keep a register of the Securities of that series and of their registration of transfer and exchange. The Issuer may appoint one or more co-Registrars and one or more additional paying agents for each series of Securities. The term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Paying Agent, Registrar or co-Registrar without prior notice to any Securityholder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.

If the Issuer fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

The Issuer hereby appoints the Trustee the initial Registrar and Paying Agent for each series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that series are first issued.

SECTION 2.04 Paying Agent to Hold Money in Trust.

Whenever the Issuer has one or more Paying Agents it will, prior to each due date of the principal of or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Securityholders of the particular series for which it is acting, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Securities of such series, and that such Paying Agent will notify the Trustee of any Default by the Issuer or any other obligor of the series of Securities in making any such payment and at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. If the Issuer or an Affiliate acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders of the particular series for which it is acting all money held by it as Paying Agent. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing, the Paying Agent (if other than the Issuer or an Affiliate of the Issuer) shall have no further liability for such money. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, separately by series, and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall comply with TIA Section 312(a) and furnish to the Trustee as of the relevant record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, separately by series, relating to such interest payment date or request, as the case may be.

SECTION 2.06 Transfer and Exchange.

Where Securities of a series are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuer shall issue and the Trustee shall authenticate Securities at the Registrar’s request.

No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 2.13, 3.06 or 9.05).

The Issuer need not issue, and the Registrar or co-Registrar need not register the transfer or exchange of, (i) any Security of a particular series during a period beginning at the opening of business 15 days before the day of any selection of Securities of that series for redemption under Section 3.02 and ending at the close of business on the day of selection, or (ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security of that series being redeemed in part.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of the beneficial interests in such Global Security may be effected only through a book entry system maintained by the Issuer of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, or other applicable law

SECTION 2.07 Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate a replacement Security of same series if the Issuer’s and the Trustee’s requirements are met. The Trustee or the Issuer may require an indemnity bond to be furnished which is sufficient in the judgment of both to protect the Issuer, the Trustee, and any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer or the Trustee may charge such Holder for its expenses in replacing a Security.

Every replacement Security is an obligation of the Issuer and shall be entitled to all the benefit of the Indenture equally and proportionately with any and all other Securities of the same series.

SECTION 2.08 Outstanding Securities.

Subject to Section 8.03 and Section 8.04, the Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

Except as set forth in Section 2.16 hereof, a Security does not cease to be outstanding because the Issuer or an Affiliate holds the Security.

SECTION 2.09 Temporary Securities.

Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon an Issuer Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.10 Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its standard procedures and provide evidence of such canceled Securities to the Issuer at the Issuer’s written request. The Issuer may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11 Defaulted Interest.

If the Issuer fails to make a payment of interest on any series of Securities, the Issuer shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent special record date. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Security and the date of the proposed payment. The Issuer shall fix or cause to be fixed any such record date and payment date for such payment; provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before any such record date, the Issuer shall mail to Securityholders affected thereby (with a copy to the Trustee) a notice that states the record date, payment date, and amount of such interest to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30 day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the interest payment date for which interest has not been paid.

SECTION 2.12 Special Record Dates.

(a) The Issuer may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders of any series entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities of that series required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

(b) The Issuer may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of any series of Securities entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date. In setting such record date, the provisions of the last sentence of TIA Section 316(c) shall not apply.

SECTION 2.13 Global Securities.

(a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities. The Issuer and each of the Guarantors, the Trustee and each Agent are hereby authorized to act in accordance with the applicable procedures of The Depository Trust Company (“DTC”) or such other Depository for a series of Securities as in effect from time to time.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.06 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.06 of this Indenture for securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days of such event or (ii) the Issuer executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this paragraph (b) of this Section, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(d) Neither the Issuer nor the Trustee is responsible or liable for the actions or inactions or the procedures of the Depositary.

(e) Legend. Any Global Security issued hereunder for which the Depository is DTC shall bear a legend in substantially the following form or as otherwise required by the applicable procedures of DTC at the time:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), New York, New York, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.”

“Transfer of this Global Security shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor’s nominee and limited to transfers made in accordance with the restrictions set forth in the Indenture referred to herein.”

(f) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(g) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.01 hereof, payment of the principal of and interest, if any, on any Global Security shall be made to the Person specified therein.

(h) Consents, Declaration and Directions. Except as provided in paragraph (f) of this Section, the Issuer, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations or directions required to be given by the Holders pursuant to this Indenture.

SECTION 2.14 CUSIP Numbers.

The Issuer in issuing any series of Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, the Trustee shall have no liability for any defect in the CUSIP number as they appear on any Securities, notice or elsewhere, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on such Securities, and any such action relating to such notice shall not be affected by any defect in or omission of such numbers in such notice. The Issuer shall promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.15 Computation of Interest.

Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto, interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.16 Treasury Notes.

In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Issuer or any Guarantor or any other Affiliate of the Issuer or any Guarantor shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities as to which a Trust Officer of the Trustee knows are so owned based on the register of Securities maintained pursuant to Section 2.03 of this Indenture or has received an Officers’ Certificate stating that such Securities are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Securities or any of their respective Affiliates.

SECTION 2.17 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 2.17.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the register kept by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any security shall bind every future Holder of the same security and the holder of every security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such security.

(e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities (as described in Section 2.08) have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities (as described in Section 2.08) shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 90 days after the record date.

ARTICLE 3

REDEMPTION

SECTION 3.01 Notices to Trustee.

If the Issuer elects to redeem Securities of any series pursuant to any optional redemption provisions thereof, it shall furnish to the Trustee at least 45 days (unless a shorter period is satisfactory to the Trustee), but not more than 60 days before a redemption date (except in the circumstances allowing notice to Holders to be mailed more than 60 days prior to a redemption date under Section 3.03 hereof), an Officers’ Certificate which shall specify (i) the provisions of such Security or this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities of that series to be redeemed and (iv) the redemption price (or, if not then known, the method of calculation thereof).

If the Issuer elects to reduce the principal amount of Securities of any series to be redeemed pursuant to mandatory redemption provisions thereof, it shall notify the Trustee of the amount of, and the basis for, any such reduction. If the Issuer elects to credit against any such mandatory redemption Securities that it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

SECTION 3.02 Selection of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, or purchased in an offer to purchase at any time, the Trustee shall select the Securities of that series to be redeemed or purchased as follows: (1) if the Securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities of that series are listed or (2) if the Securities of that series are not listed on a national securities exchange, pro rata, by lot or by such other method as may be required by DTC’s or any other Depository’s applicable procedures. In the event of a partial redemption or purchase by lot, the particular Securities to be redeemed or purchased will be selected by the Trustee from Securities of that series outstanding and not previously called for redemption.

The Trustee shall notify the Issuer promptly in writing of the Securities or portions of Securities to be called for redemption or purchased and, in the case of any Securities selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Except as otherwise provided as to any particular series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the series to be redeemed or purchased or any integral multiple thereof, except that if all of the Securities of the series are to be redeemed or purchased, the entire outstanding amount of the Securities of the series held by such Holder, even if not equal to the minimum authorized denomination for the Securities of that series, shall be redeemed or purchased. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Issuer may acquire Securities by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03 Notice of Redemption.

Except as otherwise provided as to any particular series of Securities, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption to each Holder whose Securities are to be redeemed; provided that redemption notices may be mailed more than 60 days prior to a redemption date if such notice is issued in connection with a legal or covenant defeasance or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof and provided further that any conditional notice of redemption may be mailed or sent more than 60 days prior to the applicable redemption date.

The notice shall identify the Securities of the series to be redeemed and shall state:

(1) the redemption date and whether the redemption is subject to any conditions, which shall be stated in reasonable detail;

(2) the redemption price fixed in accordance with the terms of the Securities of the series to be redeemed (or, if not then known, the method of calculation thereof), plus accrued interest, if any, to the date fixed for redemption (the “redemption price”);

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Securities;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(7) the CUSIP number, if any, of the Securities to be redeemed;

(8) the paragraph of the Securities and/or the section of the Indenture pursuant to which the Securities called for redemption are being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

Any notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption in connection with a specified transaction, the consummation of such transaction). If a notice of redemption is subject to satisfaction of one or more conditions precedent, (i) such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or sent) as any or all such conditions shall be satisfied (or such redemption may not occur) and (ii) such notice may be rescinded (A) in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or (B) at any time in the Issuer’s discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. If a notice of redemption is rescinded or a redemption date is delayed as provided in the preceding sentence, the Issuer shall promptly provide written notice of the same to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee), and upon receipt the Trustee shall provide such notice to each Holder of the Securities to be redeemed in the same manner in which the notice of redemption was given.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense, provided, however, that the Issuer shall have delivered to the Trustee, at least six Business Days (unless a shorter period is satisfactory to the Trustee) prior to the date on which notice is to be given, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

SECTION 3.04 Effect of Notice of Redemption.

Subject to the subordination provisions of any series of Securities and subject to any conditions applicable to such redemption, once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date for the redemption price. Upon surrender to the Paying Agent, such Securities will be paid at the redemption price.

SECTION 3.05 Deposit of Redemption Price.

On or before 10:00 a.m., New York City time, on the redemption or purchase date, the Issuer shall deposit with the Trustee or Paying Agent (or, if the Issuer or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption or purchase price of all Securities called for redemption on that date other than Securities that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer any money not required for that purpose.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Securities (or the portions thereof) called for redemption or purchase. If a Security is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to, but not including the redemption date, shall be paid to the Person in whose name such Securities were registered at the close of business on such record date. If any Securities called for redemption or purchase shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in accordance with the terms of the Securities of the series to be redeemed.

SECTION 3.06 Securities Redeemed or Purchased in Part.

Upon surrender of a Security that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall, upon receipt of an Issuer Order, authenticate for the Holder at the expense of the Issuer a new Security of same series equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Securities.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or an Affiliate, holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, premium, if any, and interest then due.

To the extent lawful, the Issuer shall pay interest on overdue principal and overdue installments of interest at the rate per annum borne by the applicable series of Securities.

SECTION 4.02 Maintenance of Office or Agency.

The Issuer shall maintain in the United States an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

SECTION 4.03 Reports.

The Issuer shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Issuer shall not be required to deliver to the Trustee any materials for which the Issuer has sought and received confidential treatment by the Commission. Reports, information and documents filed with the Commission via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing for purposes of this Section 4.03; provided that the Trustee shall have no obligation to confirm whether the Company has delivered any such report or information via filing. The Issuer also shall comply with the other provisions of TIA Section 314(a). For the avoidance of doubt, nothing in this Section 4.03 shall require the Issuer to file any such reports, information or documents with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04 Compliance Certificate.

(a) The Issuer and the Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year (which ends December 31) has been made under the supervision of the signing Officers (one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer) with a view to determining whether the Issuer and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) The Issuer shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05 Taxes.

The Issuer shall pay prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of any Securities.

SECTION 4.06 Stay, Extension and Usury Laws.

The Issuer and any Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefits or advantages of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07 Maintenance of Properties; Insurance; Compliance with Law.

(a) The Issuer shall, and shall cause each of the Guarantors to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, necessary betterments and necessary improvements thereto.

(b) The Issuer shall maintain, and shall cause to be maintained for each of the Guarantors , insurance covering such risks as are usually and customarily insured against by corporations similarly situated in the markets where the Issuer and the Guarantors conduct homebuilding operations, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

(c) The Issuer shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Issuer and its Subsidiaries taken as a whole.

SECTION 4.08 Payments for Consent.

The Issuer shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.09 Legal Existence.

Subject to Article 5 and the provisions of this Indenture that allow the release of any Guarantor, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Guarantor, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Guarantor and the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise if, taken as a whole, the loss thereof is not adverse in any material respect to the Holders.

ARTICLE 5

SUCCESSORS

SECTION 5.01 When The Issuer May Merge, Etc.

In addition to provisions applicable to a particular series of Securities, the Issuer shall not directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person), or (ii) sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries in one or more related transactions to any Person unless:

(1) either:

(a) the Issuer is the surviving Person; or

(b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, lease, assignment, transfer, conveyance or other disposition shall have been made assumes (by supplemental indenture) all the obligations of the Issuer under the Securities and this Indenture;

and

(2) immediately after the transaction no Default or Event of Default exists.

The Issuer shall deliver to the Trustee on or prior to the consummation of a transaction proposal pursuant to clause 1(b) above an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture and constitute the legal, valid and binding obligations of the issuer, enforceable against it in accordance with its terms.

SECTION 5.02 Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition (other than by lease) of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay principal of, and interest on, any Securities except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

Unless otherwise provided in the establishing Board Resolution, Officers’ Certificate or supplemental indenture hereto, an “Event of Default” occurs with respect to Securities of any particular series if:

(1) the Issuer defaults in the payment of interest on any Security of that series when the same becomes due and payable and the Default continues for a period of 30 days;

(2) the Issuer defaults in the payment, when due, of the principal of, or premium, if any, on any Security of that series when the same becomes due and payable at maturity, upon redemption (including in connection with any offer to purchase under the terms of such Securities) or otherwise;

(3) an Event of Default, as defined in the Securities of that series, occurs and is continuing, or the Issuer fails to comply with any of its other agreements in the Securities of that series or in this Indenture with respect to that series and the Default continues for the period and after the notice specified below;

(4) the Issuer pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) admits in writing its inability generally to pay its debts as the same become due.

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer in an involuntary case;

(B) appoints a Custodian of the Issuer or for all or substantially all of its property; or

(C) orders the liquidation of the Issuer; and, in any such case, the order or decree remains unstayed and in effect for 60 days.

(6) any other Event of Default provided with respect to Securities of that series which is specified in a Board Resolution, Officers’ Certificate or supplemental indenture establishing the series of Securities.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (3) above is not an Event of Default with respect to a particular series of Securities until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of that series notify the Issuer of the Default and the Issuer does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Such notice shall be given by the Trustee if so requested in writing by the Holders of 25% of the principal amount of the then outstanding Securities of that series.

SECTION 6.02 Acceleration.

If an Event of Default with respect to Securities of any series (other than an Event of Default specified in clauses (4) and (5) of Section 6.01) occurs and is continuing, the Trustee by written notice to the Issuer, or the Holders of at least 25% in principal amount of the then outstanding Securities of that series by written notice to the Issuer and the Trustee, may, subject to any prior notice requirements set forth in any supplemental indenture, declare the unpaid principal of and any accrued interest on all the Securities of that series (or any amount that by the terms of such Securities is payable if the maturity of such Securities is accelerated upon the occurrence of any Event of Default) to be due and payable on the Securities of that series. Upon such declaration the principal (or such lesser amount) and interest shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 6.01 occurs, all of such amount shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of that series by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

SECTION 6.03 Other Remedies.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.

Subject to Sections 6.02, 6.08 and 9.02, the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of any series, by notice to the Trustee, may on behalf of the Holders of the Securities of that series, waive an existing Default or Event of Default with respect to that series and its consequences except a continuing Default or Event of Default in the payment of the principal (including any mandatory sinking fund or like payment) of, premium, if any, or interest on any Security of that series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the outstanding Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration and its consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

Except as provided in Sections 6.02, 6.06 and 6.08, the Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy with respect to that series available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of that series (it being understood that the Trustee has no duty to determine if any directed action is prejudicial to any Holder), or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the Section 6.02 unless directed to do so pursuant to this Section 6.05.

SECTION 6.06 Limitation on Suits.

A Holder of Securities of any series may not pursue a remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that series;

(2) the Holders of at least 25% in principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer, and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of that series do not give the Trustee a direction inconsistent with the request.

No Holder of any series of Securities may use this Indenture to prejudice the rights of another Holder of Securities of that series or to obtain a preference or priority over another Holder of Securities of that series.

SECTION 6.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer will have any liability for any obligations of the Issuer under the Securities or this Indenture or of any Guarantor under any guarantee of any Security or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and any related Security guarantees.

SECTION 6.08 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with any offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not, except as provided in the subordination provisions, if any, applicable to such Security, be impaired or affected without the consent of the Holder.

SECTION 6.09 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing with respect to Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of Securities), premium, if any, and interest, remaining unpaid on the Securities of that series then outstanding, together with (to the extent lawful) interest on overdue principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 hereof.

SECTION 6.10 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.07 hereof) and the Securityholders allowed in any judicial proceedings relative to the Issuer (or any other obligor on the Securities), its creditors or its property and shall be entitled to and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.11 Priorities.

If the Trustee collects any money with respect to Securities of any series pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses, fees, indemnities and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Securityholders for amounts due and unpaid on the Securities of such series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium, if any, and interest, respectively and in accordance with the subordination provisions, if any, of the Securities of such series; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

If monies are not allocated to the Securities for any particular series, such monies will be distributed ratably to the Holders of all Securities. The Trustee may fix a record date and payment date for any payment to Holders of Securities of any series pursuant to this Section. The Trustee shall notify the Issuer in writing reasonably in advance of any such record date and payment date.

SECTION 6.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default known to the Trustee:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power, including without limitation, the provisions of Section 6.05 hereof or at the request or direction of any of the Holders, unless it receives security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such performance.

(f) The Trustee shall not be liable for interest on any money received by it, or for any loss which may result from any investment or sale of investment made upon instruction of the Issuer, except as the Trustee may agree in writing with the Issuer. Absent written instruction from the Issuer, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) In no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.02 Rights of Trustee.

Subject to TIA Section 315(a) through (d) and Section 7.01 of this Indenture:

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b) Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under the Indenture, unless the Trustee’s conduct constitutes negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) The Trustee may consult with counsel of its selection and may rely upon the advice of such counsel or any Opinion of Counsel.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular series, as the case may be, and this Indenture and states that it is a “Notice of Default”;

(h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties. Order.

(i) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Issuer

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l) Any action to be taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Security shall be conclusive and binding upon future holders of Securities, and upon Securities executed and delivered in exchange therefor or in place thereof.

(m) Except as required pursuant to this Indenture or the TIA, the Trustee is not responsible for monitoring the performance of other persons or for failure of others to perform their duties.

(n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

If as described in Section 7.02 (g) hereof a Default or Event of Default with respect to the Securities of any series occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to all Holders of Securities of that series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any such Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that withholding the notice is in the interests of such Securityholders.

SECTION 7.06 Reports by Trustee to Holders.

Within 60 days after January 1 of any year (commencing [ ]), the Trustee with respect to any series of Securities shall mail to Holders of Securities of that series as provided in TIA Section 313(c) a brief report dated as of such January 1 that complies with TIA Section 313(a) (if such report is required by TIA Section 313(a)). The Trustee shall also comply with TIA Section 313(b)(2).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuer and filed with the Commission and each stock exchange on which any of the Securities are listed, as required by TIA Section 313(d). The Issuer shall notify the Trustee when the Securities are listed on any stock exchange, and of any delisting thereof.

SECTION 7.07 Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services hereunder (which compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust). The Issuer shall reimburse the Trustee upon written request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out- of-pocket expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify and hold harmless each of the Trustee or any predecessor Trustee and each of their directors, officers, employees and agents for any loss, liability, damage, claims or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it, without negligence or willful misconduct on its part, in connection with the acceptance or administration of this Indenture and its duties hereunder including the costs of defending itself (including reasonable attorney’s fees) against any claim (whether asserted by the Company or any Holder or any other Person) or in connection with enforcing the provisions of this Section. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent the Issuer is prejudiced thereby. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent (such consent not to be unreasonably withheld).

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or willful misconduct as determined by a final, non-appealable decision of a court of a competent jurisdiction. To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Securities. Such lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) hereof occurs, the expenses and the compensation for the services will be intended to constitute administrative expenses for purposes of priority under any applicable Bankruptcy Law.

This Section 7.07 shall survive the resignation or renewal of the Trustee and the termination of this Indenture.

SECTION 7.08 Replacement of Trustee.

A resignation or removal of the Trustee with respect to one or more or all series of Securities and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign at any time with respect to one or more or all series of Securities by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee as to that series by so notifying the Trustee upon 30 days’ prior notice in writing and may appoint a successor Trustee with the Issuer’s consent. The Issuer may remove the Trustee with respect to one or more or all series of Securities if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee for that series. Within one year after the successor Trustee with respect to any series takes office, the Holders of a majority in principal amount of the then outstanding Securities of that series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If a successor Trustee as to a particular series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof with respect to any series, any Holder of Securities of that series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for that series.

A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07 hereof), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to that series. The successor Trustee shall mail a notice of its succession to the Holders of Securities of that series.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto or any such other documentation as the retiring Trustee shall require wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; provided, however, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust hereunder administered by any other such Trustee.

Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates

SECTION 7.09 Successor Trustee by Merger, Etc.

If the Trustee as to any series of Securities consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee as to that series.

SECTION 7.10 Eligibility; Disqualification.

Each series of Securities shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee as to any series of Securities shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b), including, but not limited to, the provision in Section 310(b)(1).

SECTION 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12 Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(a) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Issuer or by any obligor on the Securities) in trust for the benefit of Holders or the Trustee;

(b) that it will at any time during the continuance of any Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

ARTICLE 8

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect with respect to any series of Securities issued hereunder, when either:

(1) all Securities of such series that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer pursuant to Section 8.07 of this Indenture) have been delivered to the Trustee for cancellation; or

(2) (a) all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption,

(b) no Default or Event of Default with respect to such series of Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer or any Guarantor is a party to or by which the Issuer or any Guarantor is bound;

(c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to such series of Securities; and

(d) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding, the satisfaction and discharge of this Indenture with respect to a series of Securities, if money shall have been deposited with the Trustee pursuant to subclause (a) of clause (2) of this Section, the provisions of Section 8.06 shall survive.

SECTION 8.02 Option to Effect Legal Defeasance or Covenant Defeasance.

Unless Section 8.03 or 8.04 is otherwise specified to be inapplicable to Securities of a series, the Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Securities of any such series upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.03 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuer and any Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities of any series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and any Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of a series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and interest on such Securities when such payments are due, (b) the Issuer’s obligations with respect to such Securities under Article 2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s or any Guarantors’ obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

SECTION 8.04 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuer or any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from their respective obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07 and 4.08, and Section 5.01 hereof with respect to the outstanding Securities of any series on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of any series, the Issuer or any Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04 hereof, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, Sections 6.01(3) and 6.01(6) hereof shall not constitute Events of Default as to the covenants released hereunder.

SECTION 8.05 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.03 or 8.04 hereof to the outstanding Securities of any series. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, (i) cash in United States dollars, or (ii) non-callable U.S. Government Obligations, or a combination of cash and such non-callable U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (as to a defeasance under clause (ii)), to pay the principal of, premium and interest on the outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.04 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(4) or 6.01(5) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.06 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

Subject to Section 8.07 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.01 or Section 8.05 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07 Repayment to the Issuer.

Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Securities and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Securities shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.08 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Securities in accordance with Sections 8.01, 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01, 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01, 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Securities following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

SUPPLEMENTS, AMENDMENTS AND WAIVERS

SECTION 9.01 Without Consent of Holders.

The Issuer and the Trustee as to any series of Securities may supplement or amend this Indenture or the Securities without notice to or the consent of any Securityholder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to comply with Article 5;

(3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

(6) to make any change that does not adversely affect in any material respect the interests of the Securityholders of any series;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee or a separate Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(8) to establish additional series of Securities as permitted by Section 2.01 hereof; or

(9) to add a Guarantor.

SECTION 9.02 With Consent of Holders.

This Indenture or any series of Securities may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of Securities) of the Holders of at least a majority in aggregate principal amount of the series of the Securities then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal of or interest on the Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of Securities) of the Holders of a majority in aggregate principal amount of the Securities of that series then outstanding; provided that without the consent of each Holder affected, the Issuer and the Trustee may not:

(1) change the stated maturity of any Security;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Securities;

(3) reduce any premium payable upon optional redemption of the Securities, change the date on which any Securities are subject to redemption or otherwise alter the provisions with respect to the redemption of the Securities;

(4) make any Security payable in money or currency other than that stated in the Securities;

(5) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Securities or any Security guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Securities;

(7) impair the rights of Holders to receive payments of principal of or interest on the Securities;

(8) release any Guarantor from any of its obligations under its Security guarantee or this Indenture, except as permitted by this Indenture; or

(9) make any change in this Section 9.02.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture. It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03 Compliance with the Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply with the TIA.

SECTION 9.04 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security; provided, however, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the written notice of revocation before the date on which the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder of Securities of that series.

SECTION 9.05 Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security: (a) the Trustee may require the Holder of the Security to deliver it to the Trustee, the Trustee may, at the written direction of the Issuer and at the Issuer’s expense, place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or (b) if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments, Etc.

Subject to the preceding sentence, the Trustee shall sign any amendment or supplemental Indenture if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment or supplement that affects the Trustee’s own rights, duties or immunities under this Indenture. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the issuer, enforceable against it in accordance with its terms.

ARTICLE 10

GUARANTEES

SECTION 10.01 Guarantee.

Any series of Securities may be guaranteed by one or more of the Guarantors. The terms and the form of any such guarantee will be established in the manner contemplated by Section 2.01 for that particular series of Securities.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provision of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. Without limitation of the foregoing, in the event that any series of Securities is secured pursuant to the provisions of Section 2.01(q) of this Indenture, the Trustee, Issuer and each Guarantor shall comply with TIA Section 313(b)(1), Section 314(b) and Section 314(d) to the extent required thereby.

SECTION 11.02 Notices.

Any notice or communication is duly given if in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), email, telecopier or overnight air courier guaranteeing next-day delivery, addressed as follows:

If to the Issuer and/or any Guarantor:

MERITAGE HOMES CORPORATION

18655 North Claret Drive

Suite 400

Scottsdale, AZ 85255

Attention: Chief Financial Officer and General Counsel

Fax Number: (480) 627-5022

Email: Hilla.Sferruzza@meritagehomes.com and Malissia.Clinton@meritagehomes.com with a copy to:

SNELL & WILMER L.L.P.

One East Washington Street

Suite 2700

Phoenix, AZ 85004

Attention: Jeffrey Beck, Esq.

Fax Number: (602) 382-6070

Email: jbeck@swlaw.com

If to the Trustee:

REGIONS BANK

10245 Centurion Parkway, 2nd Floor

Jacksonville, FL 32256

Attention: Craig Kaye

Email: Craig.Kaye@Regions.com

with a copy to:

ALSTON & BIRD LLP

1120 South Tryon Street, Suite 300

Charlotte, NC 28230-6818

Attention: Adam Smith, Esq.

Email: Adam.Smith@Alston.com

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when received, if emailed or telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Security holder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Issuer mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 11.03 Communication by Holders With Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities and the Trustee shall comply with the requirements of said TIA Section 312(b). The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such covenants and conditions precedent have been complied with.

SECTION 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to TIA Section 314(a)(4)) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition precedent provided for in this Indenture relating to the proposed action;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or conditions precedent have been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, all conditions precedent or covenants have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an officers’ certificate or certificates of public officials.

SECTION 11.06 Rules by Trustee and Agents.

The Trustee as to Securities of any series may make reasonable rules for action by or at a meeting of Holders of Securities of that series. The Registrar and any Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 11.07 Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08 No Recourse Against Others.

No past, present or future director, officer, employee, manager, securityholder or incorporator, as such, of the Issuer or any successor Person shall have any liability for any obligations of the Issuer or any Guarantor under any series of Securities, any guarantees thereof, or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

SECTION 11.09 Counterparts and Electronic Records.

This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Security, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as pro-vided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

SECTION 11.10 Governing Law.

The internal laws of the State of New York shall govern and be used to construe this Indenture and the Securities (including any guarantees thereof), without giving effect to the applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.11 Submission to Jurisdiction; Service of Process; Waiver of Jury Trial.

Each party hereto and each Holder (by their acceptance of the Securities) hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Indenture, the Securities (including any guarantee thereof) or the transactions contemplated hereby and thereby. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 11.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES (INCLUDING ANY GUARANTEE THEREOF) OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

SECTION 11.12 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13 Effect of Headings, Table of Contents, Etc.

The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

SECTION 11.14 Successors and Assigns.

All covenants and agreements of the Issuer in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successor. All agreements of any Guarantor in this Indenture shall bind its successors, except as otherwise provided by the terms hereof.

SECTION 11.15 No Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any subsidiary or of any Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.16 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.17 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services and the unavailability of the federal Reserve Bank wire or telex or other wire communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.18 Entire Agreement.

This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.

MERITAGE HOMES CORPORATION

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF ARIZONA, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES CONSTRUCTION, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF CALIFORNIA, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF NEVADA, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MTH GOLF, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF COLORADO, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF FLORIDA, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

WW PROJECT SELLER, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF THE CAROLINAS, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

CAREFREE TITLE AGENCY, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

M&M FORT MYERS HOLDINGS, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member and Manager

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF FLORIDA REALTY LLC

By:	Meritage Homes of Florida, Inc.
Its:	Manager and Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF TENNESSEE, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF SOUTH CAROLINA, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MTH REALTY LLC

By:	Meritage Paseo Crossing, LLC
Its:	Manager and Sole Member

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF GEORGIA, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MTH GA REALTY LLC

By:	Meritage Homes of Georgia, Inc.
Its:	Manager and Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MTH SC REALTY LLC

By:	Meritage Homes of South Carolina, Inc.
Its:	Manager and Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MTH FINANCIAL HOLDINGS, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MLC HOLDINGS, INC. DBA MLC LAND HOLDINGS, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF GEORGIA REALTY, LLC

By:	Meritage Homes of Georgia, Inc.
Its:	Manager and Sole Member

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES INSURANCE AGENCY, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE SERVICES COMPANY, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

MERITAGE HOMES OF UTAH, INC.

By:
	Name:	Hilla Sferruzza
	Title:	Executive Vice President, Chief Financial Officer

REGIONS BANK, as Trustee

By:
Name:
Title:

SCHEDULE 1

GUARANTORS

1.	Meritage Paseo Crossing, LLC
2.	Meritage Paseo Construction, LLC
3.	Meritage Homes of Arizona, Inc.
4.	Meritage Homes Construction, Inc.
5.	Meritage Homes of California, Inc.
6.	Meritage Homes of Nevada, Inc.
7.	Meritage Holdings, L.L.C.
8.	Meritage Homes of Texas Holding, Inc.
9.	Meritage Homes of Texas Joint Venture Holding Company, LLC
10.	Meritage Homes of Texas, LLC
11.	Meritage Homes Operating Company, LLC
12.	MTH-Cavalier, LLC
13.	MTH Golf, LLC
14.	Meritage Homes of Colorado, Inc.
15.	Meritage Homes of Florida, Inc.
16.	California Urban Homes, LLC
17.	WW Project Seller, LLC
18.	Meritage Homes of the Carolinas, Inc.
19.	Carefree Title Agency, Inc.
20.	M&M Fort Myers Holdings, LLC
21.	Meritage Homes of Florida Realty LLC
22.	Meritage Homes of Georgia Realty, LLC
23.	Meritage Homes of Georgia, Inc.
24.	Meritage Homes of South Carolina, Inc.
25.	Meritage Homes of Tennessee, Inc.
26.	MLC Holdings, Inc. dba MLC Land Holdings, Inc.
27.	MTH GA Realty LLC
28.	MTH Realty LLC
29.	MTH SC Realty LLC
30.	MTH Financial Holdings, Inc.
31.	Meritage Homes Insurance Agency, Inc.
32.	Meritage Services Company, Inc.
33.	Meritage Homes of Utah, Inc.